PART II UNDERTAKING TO FILE REPORTS


  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore, or hereafter duly adopted pursuant to authority conferred in that section.

                         RULE 484 UNDERTAKING
  Insofar as indemnification for liability arising under the Securities
  Act of
  1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant as been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

               REPRESENTATIONS PURSUANT TO RULE 6e-3(T)

  This filing is made pursuant to Rule 6c-3 and 6e-3(T) under the Investment
  Company Act of 1940.

  Registrant elects to be governed by Rule 6e-3(T)(b)(13)(i)(A) under the Investment Company Act of 1940 with respect to the Policies described in the
  Prospectus.

  Registrant makes the following representations:

  (1)  Section 6e-3(T)(b)(13)(iii)(F) has been relied upon.

  (2) The level of mortality and expense risk charge is within the range of industry practice for comparable flexible premium variable life insurance policies.

  (3) Registrant has concluded that there is a reasonable likelihood that the distribution financing arrangement of the Variable Account will benefit the Variable Account and Policyowners and will keep and make available to the Commission on request a memorandum setting forth the basis for this representation.

  (4) The Variable Account will invest only in management investment companies which have undertaken to have a board of directors, a majority of whom are not interested persons of the company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

  The methodology used to support the representation made in paragraph (2) above is based on an analysis of other flexible or scheduled premium policies registered under the Securities Act of 1933, including the level of other expense charges, uncertainties in terms of expense and mortality factors, and policy guarantees. Registrant undertakes to keep and make available to the
  Commission on request the documents used to support the representation in paragraph (2) above.


                  CONTENTS OF REGISTRATION STATEMENT

  This amendment to the Registration Statement comprises the following Papers and Documents:

       The facing sheet
       The prospectus consisting of    Pages
       The undertaking to file reports
       The undertaking pursuant to Rule 484.
       Representations pursuant to Rule 6e-3(T)
       The signatures
       Written consents of the following persons:

            (a)  Mark A. Canter (included in Exhibit 3)
            (b)  David J. Orr (included in Exhibit 6)
            (c)  Price Waterhouse

       The following exhibits:

  1. The following exhibits correspond to those required by paragraph A of the instructions as to exhibits in Form N-8B-2:

       (1) Resolution of the Board of Directors of Banner Life Insurance Company establishing the Variable Account(1).

       (2)  Not Applicable.

       (3)  (a)  Proposed form of the Principal Underwriting Agreement (2)
            (b)  Form of General Agent Agreement (1)
            (Cc) Commission schedule (included in Exhibit (3)(b)).


       (4)  Not Applicable.

       (5)  (a)  Policy form (3)
            (b)  Policy riders (4)
            (c)  Policy amendment (2)

       (6)  (a)  Certificate of Incorporation of Banner Life (1).
            (b)  By-Laws of Banner Life (1).

       (7)  Not Applicable.

       (8) (a) Participation Agreement with Scudder Variable Life Investment Fund (5).
            (c)  Reimbursement Agreement with Scudder, Stevens & Clark,
  Inc
                 (5).
       (9)  Not Applicable.

       (10) Application form (3)

       (11) Memorandum describing Banner Life's issuance, transfer and redemption procedures for the Policy (3).

  2.   See Exhibit 1(5).

  3.   Opinion and Consent of Mark A. Canter, General Counsel of Banner
  Life
       (4)

  4. No financial statements are omitted from the Prospectus pursuant to Instruction 1(b) or (c) of Part I.

  5.   Not applicable.

  6. Opinion and consent of David J. Orr, FIA, Senior Vice President and Chief Actuary of Banner Life (4)

  7.   Consent of Price Waterhouse (4)

  8.   Power of Attorney (4).

  Notes:

  (1)  Filed with the initial filing of this Form S-6 Registration
  Statement
       (File No. 33-19236) on December 23, 1987

  (2)  Filed with pre-effective amendment no. 3 to this Form S-6
  Registration
       Statement (File No. 33-19236) on January 24, 1990.

  (3)  Filed with pre-effective amendment no. 2 to this Form S-6
  Registration
       Statement (File No. 33-19236) on August 22, 1989.

  (4)  Filed herewith.

  (5)  Filed with post-effective amendment no. 8 to Form S-6 on April 26,
  1995.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant,
  Banner Life Variable Account, certifies that this amendment meets the requirements for effectiveness of this Registration Statement pursuant to Rule
  485(b) under the Securities Act of 1933 and has duly caused this Post-Effective
  Amendment No. 8 to the Registration Statement to to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Rockville, State of Maryland on the 30th day of April, 1997.

                                Banner Life Variable Account
                                (Registrant)



                                By: Banner Life Insurance Company
                                (Depositor)




  Attest: /s/ Edward J. Bove'        By: /s/ Mark A. Canter

                                David S. Lenaburg *
                                Chairman, President & Chief Executive
                                Officer
                                Banner Life Insurance Company




  * Signed by Mark A. Canter pursuant to a Power of Attorney signed by David S.
  Lenaburg on April 26, 1994 which was filed as an exhibit in Pre-Effective Amendment
  No. 1 to Form N-4 on June 24, 1994.

                              SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, Banner Life Insurance Company certifies that this amendment meets the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Post-Effective Amendment
  No. 8 to the Registration Statement to to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Rockville, State of Maryland on the 30th day of April, 1997.

                                Banner Life Insurance Company



  Attest: /s/ Edward J. Bove'        By: /s/ Mark A. Canter

                                     David S. Lenaburg *
                                     Chairman, President &
                                     Chief Executive Officer
                                     Banner Life Insurance Company



  Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following Directors and Officers of Banner Life Insurance Company in the capacities and on the dates indicated.

  Signature                Title                              Date



  /s/ Mark A. Canter

  David S. Lenaburg *      Chairman, President &            April 30, 1997
                           Chief Executive Officer


  /s/ Gene R. Gilbertson
  Gene R. Gilbertson       Senior Vice President,CFO          April 30,
  1997
                           Treasurer and Director


  /s/ Dewey D. Goodrich, Jr
  Dewey D. Goodrich, Jr.   Director                           April 30,
  1997

  /s/ Bentti O. Hoiska
  Bentti O. Hoiska         Director                           April 30,
  1997


  /s/ Charles A. Lingaas
  Charles A. Lingaas       Senior Vice President              April 30,
  1997
                           Administration and Director

  /s/ David J. Orr
  David J. Orr             Senior Vice President              April 30,
  1997
                           Chief Actuary and Director

  /s/ Barbara A. Esau
  Barbara A. Esau          Vice President and                 April 30,
  1997
                           Director
  ________________________________
  *Signed by Mark A. Canter pursuant to a Power of Attorney signed by
  David S.
  Lenaburg on April 26, 1994 which was filed as an exhibit in Pre-Effective Amendment No. 1 to Form N-4 on June 24, 1994.

  Exhibit Index


  Exhibit    Description of
    No.         Exhibit


  3. Opinion and Consent of Mark A. Canter, General Counsel of Banner Life

  6. Opinion and consent of David J. Orr, FIA, Senior Vice President and
  Chief
     Actuary of Banner Life

  7. Consent of Price Waterhouse